UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):                                   March 9, 2006

SPHERIX INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	0-5576	52-0849320
(State or other jurisdiction of	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

12051 Indian Creek Court
Beltsville, Maryland		20705
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code              (301) 419-3900

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                              Entry Into a Material Definitive Agreement.

A single institutional investor (the “Investor”) held an option to purchase 585,973 shares of the common stock of Spherix Incorporated (the “Company”) at any exercise price of $7.00 per share. In exchange for the Company’s agreement to reduce the exercise price to $2.04 per share, the Investor agreed to exercise the option for the full 585,973 shares. The agreement was evidenced by a letter agreement dated as of March 9, 2006, a copy of which is attached hereto as Exhibit 99.

Item 3.02                                                 Unregistered Sales of Equity Securities.

As described in Item 1.01, the Company has issued 585,973 shares of its common stock pursuant to exercise of a warrant. The issuance of the shares of common stock is exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended.

Item 9.01.                                              Financial Statements and Exhibits.

99.                                 Letter Agreement dated as of March 9, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

SPHERIX INCORPORATED

Date: March 13, 2006
	Name:	Richard C. Levin
	Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit

99.	Letter Agreement dated as of March 9, 2006.